                                                        Exhibit 10.35


                         TRANSITION AND CONSULTING AGREEMENT


    This TRANSITION AND CONSULTING AGREEMENT ("Agreement") is made and entered into by and between DANIEL L. KORPOLINSKI ("Mr. Korpolinski") and COCENSYS, INC. (the "Company"), as of the Effective Date provided for in paragraph sixteen (16) herein.
                                 W I T N E S S E T H
                                 -------------------

    WHEREAS, Mr. Korpolinski has tendered his resignation as President, Chief Executive Officer and Director and all other positions he may hold with the Company;

    WHEREAS, the Company has accepted Mr. Korpolinski's resignation as President, Chief Executive Officer and Director and wishes to provide
Mr. Korpolinski with certain benefits in consideration of his service to the Company, Mr. Korpolinski's undertaking to develop the disease management opportunity heretofore developed by the Company and the promises and covenants of Mr. Korpolinski as contained herein;

    NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

   1. TRANSITION PERIOD. Mr. Korpolinski agrees to remain an employee of the Company until December 31, 1996 ("Separation Date"), on which date he shall cease to be an employee of the Company for all purposes. Mr. Korpolinski already submitted to the Board of Directors his resignation as President, Chief Executive Officer and a Director of the Company, effective October 30, 1996. Between the Effective Date of this Agreement and the Separation Date ("Transition Period"), no office shall be provided on the Company premises for Mr. Korpolinski's use. If Mr. Korpolinski reasonably requests that he have an off-site office and secretarial support, the Company agrees to provide him reasonable off-site office accommodations and shared secretarial support for the six (6) month period commencing January 1, 1997, pursuant to terms to be mutually agreed upon by Mr. Korpolinski and the Company.

   2. ACCRUED SALARY AND PAID TIME OFF. During the Transition Period, Mr. Korpolinski agrees to take all unused vacation time and paid time off accrued prior to the Separation Date. To the extent that Mr. Korpolinski has accrued, but unused, vacation time and paid time off remaining after the Separation Date, he shall not be entitled to payment for such time.

   3.    CONSULTING AGREEMENT.   Mr. Korpolinski shall serve as a consultant to
the Company under the terms specified below. The consulting relationship shall commence on the Separation Date and continue for twenty-four (24) consecutive months (the "Consulting Period"), unless terminated earlier as provided for herein.


                                       1.

      (A) CONSULTING SERVICES. Mr. Korpolinski agrees to make himself available to the Company in any area of his expertise upon request by a duly authorized representative of the Company. Mr. Korpolinski agrees to exercise the highest degree of professionalism and utilize his expertise and creative talents in performing these services. Mr. Korpolinski agrees to act as an advisor to the Company and contribute to helping the Company build relationships with key customers. Mr. Korpolinski also agrees to attend key strategic meetings at the Company's request. The Company will make its facilities, materials and other resources available to Mr. Korpolinski when necessary. Mr. Korpolinski will perform the services necessary to achieve completion of the tasks assigned to him by the Company in a timely and professional manner consistent with industry standards.

     (B) CONSULTING AVAILABILITY. Mr. Korpolinski agrees that during the Consulting Period, he will make himself available to perform such consulting services up to a maximum of ten (10) hours per month. Mr. Korpolinski will be notified in a professional manner consistent with industry standards when his services are required.

      (C)     CONSULTING FEE.

             I. CONSULTING PAYMENTS. During the first eighteen (18) months of the Consulting Period, Mr. Korpolinski shall receive eleven thousand forty-one dollars and sixty-seven cents ($11,041.67) semi-monthly ("Consulting Payments"), subject to the following terms and conditions. Except as provided in paragraph 3(g), if during the first eighteen (18) months of the Consulting Period, Mr. Korpolinski accepts an offer of employment from another employer, other than the disease management company which Mr. Korpolinski presently anticipates forming, Mr. Korpolinski shall not be entitled to any Consulting Payments from January 1, 1998 through June 30, 1998 except to the extent that his salary thereat is less than the Consulting Payments, in which effect the Company shall pay the difference to Mr. Korpolinski from January 1, 1998 through June 30, 1998. Mr. Korpolinski agrees to notify a duly authorized officer of the Company, in writing, immediately upon his acceptance of any such employment. For the remainder of the Consulting Period, Mr. Korpolinski shall continue to make himself available to the Company and the Company shall compensate Mr. Korpolinski for Consulting Services used, if any, at a rate to be agreed upon by the Company and Mr. Korpolinski. Cessation of Consulting Payments hereunder shall not be deemed a termination of the Consulting Period unless such cessation occurs pursuant to paragraph 3(g).

             II. TAXES AND WITHHOLDING. As a consultant, the Company will not withhold from the Consulting Payments any amount or make payments for taxes, social security or other payroll deductions; make unemployment insurance or disability insurance contributions; or obtain workers' compensation insurance on Mr. Korpolinski's behalf. The Company will issue Mr. Korpolinski IRS Form 1099 with respect to his Consulting Payments. Mr. Korpolinski acknowledges that he will be entirely responsible for complying with all applicable state and federal laws governing self-employed individuals, including but not limited to obligations to pay quarterly taxes, social security, disability and other contributions based on the

                                       2.

fees paid to him under this Agreement. Mr. Korpolinski hereby indemnifies and holds harmless the Company from any liability for any taxes, contributions, penalties or interest.

           III. CONSULTING EXPENSE REIMBURSEMENT. During the Consulting Period, Mr. Korpolinski will submit monthly documented expense reimbursement statements for expenses authorized by the Company in writing. The Company shall reimburse his expenses pursuant to Company policy and regular business practice.

           IV. CONSULTANT NOT AN EMPLOYEE. Mr. Korpolinski agrees that during the Consulting Period it is the express intention of both Mr. Korpolinski and the Company that he is an independent contractor and not an employee, agent, joint venturer or partner of the Company. Mr. Korpolinski agrees not to hold himself out as, or give any person or entity any reason to believe, that he is an employee, agent, joint venturer or partner of the Company. Mr. Korpolinski will not receive any employee benefits such as paid holidays, vacations, sick leave or other such paid time off, or participate in Company-sponsored health insurance or other employee benefit plans, other than as specified herein.

     (D) LIMITATION ON AUTHORITY. Mr. Korpolinski shall have no responsibilities or authority as a consultant to the Company other than as provided for above. Mr. Korpolinski hereby agrees not to represent or purport to represent the Company in any manner whatsoever to any third party unless authorized by the Company, in writing, to do so.

     (E) OTHER WORK ACTIVITIES. Throughout the Consulting Period, Mr. Korpolinski will not obtain employment or perform work for Cambridge NeuroScience, Inc. ("Competitive Activity"). Mr. Korpolinski acknowledges that this provision is material to this Agreement, that it is fair, and that it will not prevent him from obtaining other suitable employment. Mr. Korpolinski agrees to notify the Company, in writing, at least ten (10) days prior to engaging in any work for any business purpose.

     (F) NONSOLICITATION/NONHIRE. Mr. Korpolinski agrees that, for eighteen (18) months commencing on the Separation Date, he will not, either directly or through others, (i) solicit or attempt to solicit any employee, consultant, or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity, or (ii) hire any employee, consultant or independent contractor of the Company or have any involvement in the hiring process of any third party (including but not limited to recommending, recruiting, interviewing or participating in selection deliberations) as to any employee, consultant or independent contractor of the Company. The Company acknowledges that Mr. Korpolinski shall have the right to request to the Company's Chairman of the Board or General Counsel that the Company waive as to this provision as to certain employees. Such approval shall not be unreasonably withheld by the Company.

                                       3.

     (G)      TERMINATION OF CONSULTING RELATIONSHIP.

              In the event that Mr. Korpolinski is informed by the Company that any work constitutes Competitive Activity and he subsequently engages in Competitive Activity as defined in paragraph 3(e), the Company's obligation to make Consulting Payments under paragraph 3(c) shall cease immediately, and the Consulting Period shall end immediately.

              In the event the Company terminates the Consulting Agreement for cause, the Company's obligation to pay Consulting Fees and the vesting of stock options set forth in paragraph 7 below shall cease immediately, and the Consulting Period shall end immediately. For purposes of this paragraph, "cause" shall mean: (i) indictment or conviction of any felony or of any crime involving dishonesty; (ii) participation in any fraud or act of dishonesty against the Company; (iii) breach of Mr. Korpolinski's duties to the Company, including but not limited to unsatisfactory performance of job duties or violations of Company policy; (iv) intentional damage to any property of the Company; (v) conduct by Mr. Korpolinski which, in the good faith and reasonable determination of the Board, demonstrates gross unfitness to serve; (vi) material breach of Mr. Korpolinski's Proprietary Information and Inventions Agreement; or
(vii) material breach of any of the covenants in this Agreement. "Cause" shall include any single instance of breach of Mr. Korpolinski's duties as a consultant, gross violation of Company policy, or other serious misconduct.

   4. BONUS. On or about January 2, 1997, the Company will pay Mr. Korpolinski, as bonus for 1996, seventy-nine thousand five hundred dollars ($79,500), subject to standard deductions and withholdings. Mr. Korpolinski acknowledges that he is entitled to no additional bonus payments.

   5. HEALTH AND INSURANCE BENEFITS. To the extent permitted by the Company's group health insurance plan and provided Mr. Korpolinski elects COBRA coverage, the Company will continue Mr. Korpolinski's health insurance benefits during the first eighteen (18) months of the Consulting Period; provided, however, that the Company's obligation to continue such coverage shall cease immediately if Mr. Korpolinski becomes eligible for other health insurance benefits at the expense of a new employer or Mr. Korpolinski's Consulting Agreement is terminated pursuant to paragraph 3(g). Mr. Korpolinski agrees to notify a duly authorized officer of the Company, in writing, immediately upon his acceptance of any such employment. Mr. Korpolinski will be provided with a separate notice of his COBRA rights. The Company agrees to pay Mr. Korpolinski's aggregate quarterly one thousand six hundred dollar ($1,600) life insurance premium throughout the first eighteen (18) months of the Consulting Period, unless Mr. Korpolinski becomes eligible for similar life insurance benefits at the expense of a new employer or Mr. Korpolinski's Consulting Agreement is terminated pursuant to paragraph 3(g).

    6. RELOCATION BENEFITS. The Company agrees to reimburse Mr. Korpolinski for his relocation expenses, if any, up to an amount equal to the lowest of three (3) bids for


                                       4.

relocation of Mr. Korpolinski's furniture from two (2) sites (Corona del Mar and furniture presently stored in Indianapolis, Indiana).

   7. STOCK OPTIONS. The Company and Mr. Korpolinski acknowledge that the Company granted Mr. Korpolinski, pursuant to the Company's 1990 Stock Option Plan, options to purchase an aggregate of five hundred thousand (500,000) shares of the Company's common stock ("Option Shares"). Both parties acknowledge that, as of the Separation Date, Mr. Korpolinski has exercised the options as to none of the Option Shares, is fully vested as to three hundred and sixteen thousand four hundred and six (316,406) of the Option Shares and unvested as to one hundred eighty three thousand five hundred and ninety three and eight-tenths (183,593.8) of the Option Shares. A summary of Mr. Korpolinski's Option Activity is attached hereto as Exhibit A. The Company agrees to recommend to the Board of Directors amendment of all of Mr. Korpolinski's stock options to
(a) grant outright on January 2, 1997 to Mr. Korpolinski the unvested portion of his Non-Qualified Stock Option, granted on June 15, 1995, in the amount of twenty-one thousand ninety three and eight-tenths (21,093.8) Option Shares, contingent upon Mr. Korpolinski's full and complete cooperation throughout the Transition Period and his agreement to perform his obligations throughout the Consulting Period ; (b) have the unvested portion of his Incentive Stock Option, granted on December 12, 1995, in the amount of forty-two thousand thirteen (42,013) Option Shares, continue to vest for twenty-four (24) continuous months commencing on the Separation Date in accordance with the original terms of such option; (c) have the unvested portion of his Non-Qualified Stock Option, granted on December 12, 1995, in the amount of one hundred and twenty thousand four hundred and eighty seven (120,487) Option Shares, continue to vest for twenty-four (24) continuous months commencing on the Separation Date in accordance with the original terms of such option; and (d) provide that all Mr. Korpolinski's vested options may be exercised until October 31, 1999. Within 10 days of the Company's recommendation to the Board of Directors, Mr. Korpolinski will be notified of the decision by the Board of Directors in writing by a duly authorized officer of the Company. Mr. Korpolinski acknowledges that the Company's outright grant of his Option Shares as set forth above, may be deemed a taxable event and that Mr. Korpolinski has been advised by the Company to seek tax advice in connection therewith. Mr. Korpolinski understands that, after the amendment set forth above, any Incentive Stock Options (within the meaning of Section 422 of the Internal Revenue Code) shall be nonstatutory stock options. Mr. Korpolinski agrees that during the Consulting Period all his shares of the Company's stock shall be subject to a lock-up in the event of a public or private offering of the securities of the Company, during which lock-up Mr. Korpolinski shall not sell or otherwise dispose of any securities of the Company. Such lock-up period shall be equivalent in duration to the then effective lock-up to which the Company's Board of Directors and executive officers are subject and shall be subject to all directors and officers of the Company agreeing to be so bound.

   8. OTHER BENEFITS. Except as expressly provided herein, Mr. Korpolinski acknowledges that he will not receive (nor is he entitled to) any additional compensation, severance or benefits (including, but not limited to, disability insurance).


                                       5.

   9. EXPENSE REIMBURSEMENT. Within ten (10) business days after the Separation Date, Mr. Korpolinski will submit his final documented expense reimbursement statement reflecting all business expenses he incurred through the Separation Date, if any, for which he seeks reimbursement. The Company shall reimburse Mr. Korpolinski's expenses pursuant to Company policy and regular business practice.

   10. COMPANY PROPERTY. With the exception of the home computer provided by the Company to Mr. Korpolinski, within ten (10) days after the Separation Date, Mr. Korpolinski will return to the Company all Company documents (and all copies thereof) and other Company property in his possession, or his control, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property, credit cards, entry cards, identification badges and keys; and, any materials of any kind which contain or embody any proprietary or confidential material of the Company (and all reproductions thereof).

   11. PROPRIETARY INFORMATION OBLIGATIONS. In consideration of the compensation and benefits provided herein, Mr. Korpolinski agrees that he will continue to be bound by the terms of his Proprietary Information and Inventions Agreement ("Proprietary Information Agreement"), a copy of which is attached hereto as Exhibit B.

    12. EMPLOYMENT REFERENCES. The Company and Mr. Korpolinski agree to direct all requests for employment references to Lowell E. Sears, James C. Blair or Alan C. Mendelson, Director and Secretary. Mr. Korpolinski agrees that he will execute the Nondisparagement Covenant attached hereto as Exhibit C upon receipt of copies of the Nondisparagement Covenant executed by the Directors of the Company. The Company agrees to release an official statement, attached hereto as Exhibit D, regarding Mr. Korpolinski's separation from the Company.

    13. CONFIDENTIALITY. The provisions of this Agreement shall be held in strictest confidence by Mr. Korpolinski and the Company and shall not be publicized or disclosed in any manner whatsoever. Notwithstanding the prohibition in the preceding sentence: (a) Mr. Korpolinski may disclose this Agreement, in confidence, to his immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

   14. CONFIDENTIAL ARBITRATION. To ensure rapid and economical resolution of any and all disputes which may arise in connection with this Agreement, Mr. Korpolinski and the Company agree that any and all disputes, claims, causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation, shall be resolved by final and binding confidential arbitration held in Orange County, California through Judicial Arbitration & Mediation Services/Endispute, Inc. ("JAMS") under the then existing

                                       6.

JAMS rules of Practice and Procedure. Any such arbitration shall be conducted in the utmost secrecy. Nothing in this paragraph is intended to prevent either Mr. Korpolinski or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of such arbitration.

    15. RELEASE OF CLAIMS. Except as otherwise set forth in this Agreement, Mr. Korpolinski hereby releases, acquits and forever discharges the Company, its officers, directors, agents, attorneys, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date hereof, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with Mr. Korpolinski's employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, or any other form of compensation; claims pursuant to any federal, state, local law, statute or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; harassment; emotional distress; and breach of the implied covenant of good faith and fair dealing.

   16. ADEA WAIVER. Mr. Korpolinski acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA. He also acknowledges that the consideration given for the waiver in the above paragraph is in addition to anything of value to which he was already entitled. He further acknowledges that he has been advised by this writing that: (a) his waiver and release do not apply to any claims that may arise after he signs this Agreement; (b) he has the right to consult with an attorney prior to executing this Agreement; (c) he has twenty-one (21) days within which to consider this Agreement (although he may choose to voluntarily execute this Agreement earlier); (d) he has seven (7) days following the execution of this Agreement to revoke the Agreement; (e) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by Mr. Korpolinski, provided that the Company has also signed the Agreement by that date ("Effective Date").

    17. SECTION 1542 WAIVER. Mr. Korpolinski acknowledges that he has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

    A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                                       7.

Mr. Korpolinski hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the release of unknown and unsuspected claims granted in this Agreement.

    18. ENTIRE AGREEMENT. This Agreement, including Exhibits A, B, C and D, constitutes the complete, final and exclusive embodiment of the entire agreement between Mr. Korpolinski and the Company with regard to the subject matter hereof. It supersedes any and all employment agreements, including, without limitation, paragraph 5(b) of Mr. Korpolinski's employment agreement, entered into by and between Mr. Korpolinski and the Company. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by Mr. Korpolinski and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its own free will.

     19. SUCCESSORS AND ASSIGNS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its heirs, successors and assigns.

    20. WARRANTIES. Mr. Korpolinski warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise on or against any of the claims or causes of action released herein, and, further, that Mr. Korpolinski is fully entitled and duly authorized to give this complete and final general release and discharge.

    21. APPLICABLE LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

    22. SEVERABILITY. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

    23. PARAGRAPH HEADINGS. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    24. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

                                       8.

    IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as follows:

DANIEL L. KORPOLINSKI,                 COCENSYS, INC.,
an individual                          a corporation


/s/ Daniel L. Korpolinski           By: /s/ Lowell E. Sears
__________________________              _______________________________
    Daniel L. Korpolinski                 Lowell E. Sears
                                          Chairman of the Board


Date:    November 1, 1996                   Date: November 1, 1996

















                                       9.

                                       EXHIBIT A

                                     OPTION SUMMARY

                                   COCENSYS

                   OPTIONEE ACTIVITY FOR MR. DANIEL L. KORPOLINSKI

         ALL TYPES - ALL PLANS, ALL GRANTS, AS OF THURSDAY, OCTOBER 31, 1996




OPTION HOLDER NAME                           GRANT                                              SUBJECT TO   EXPIRED OR
  PLAN / NEXT VEST         GRANT NO. TYPE    DATE       SHARES    PRICE    VESTED   EXERCISED   REPURCHASE   CANCELLED
-------------------------- --------- ----- --------   ---------  -------- --------- ----------  ----------  -----------
Korpolinski, Daniel L.  (Tax ID:###-##-####) - Form 144
2611 Point Del Mar
Corona Del Mar, CA  92625
                                  9   ISO  10/01/91   220,000.0   $0.125  220,000.0       0.0          0         0.0
  1990 Plan / Fully Vested
                                 24   ISO  10/20/92    80,000.0   $0.50    80,000.0       0.0          0         0.0
  1990 Plan / Fully Vested
                                199   NQ   06/15/95    37,500.0   $3.875   16,406.3       0.0          0         0.0
  1990 Plan / Next Vest: 781 - 11/01/96
                                269   ISO  12/12/95    42,813.0   $7.00         0.0       0.0          0         0.0
  1990 Plan / Next Vest: 10,503 - 12/12/96
                                276   NQ   12/12/96   120,487.0   $7.00         0.0       0.0          0         0.0
  1990 Plan / Next Vest: 30,171 - 12/12/96
                                                      ---------   ---------  ---------  --------   ---------  ----------
            Totals for Korpolinski, Daniel L.:        500,000.0  ($2.700625) 316,406.3    0.0          0         0.0

------------------------------------------------------------------------------------------------------------------------


OPTION HOLDER NAME                                             OUTSTANDING     OUTSTANDING
  PLAN / NEXT VEST                             OUTSTANDING       UN-VESTED     EXERCISABLE
--------------------------                     -----------     -----------     -----------
Korpolinski, Daniel L.  (Tax ID:DSS-32-2339) - Form 144
2611 Point Del Mar
Corona Del Mar, CA  92625
                                                 220,000.0             0.0         220,000
  1990 Plan / Fully Vested
                                                  80,000.0             0.0          80,000
  1990 Plan / Fully Vested
                                                  37,500.0        21,093.0          16,406
  1990 Plan / Next Vest: 781 - 11/01/96
                                                  42,013.0        42,013.0               0
  1990 Plan / Next Vest: 10,503 - 12/12/96
                                                 120,487.0       120,487.0               0
  1990 Plan / Next Vest: 30,121 - 12/12/96
                                               -----------     -----------     -----------

            Totals for Korpolinski, Daniel L.:   500,000.0       183,593.0         316,406

-----------------------------------------------------------------------------------------


If your employment is terminated, all un-vested shares as of the date of termination are automatically cancelled. Numbers in braces [] represent Weighted Average Price per Share.

)) Prices and Shares restated to account for the following Split in Common:
    Date: 01/23/93    Ratio: 2 for 1          Cumulative Ratio:     2,000000000

                                  COCENSYS

                   OPTIONEE ACTIVITY FOR MR. DANIEL L. KORPOLINSKI

         ALL TYPES - ALL PLANS, ALL GRANTS, AS OF THURSDAY, OCTOBER 31, 1996


Mr. Daniel L. Korpolinski--------------------------------------------------------------------------------
2611 Point Del Mar
Corona Del Mar, CA 92625
Tax ID: ###-##-####
Form 14A

Hired       10/01/1991

------------------------------------- Grant Number 9 ---------------------------------------------

Type : ISO
Date : 10/01/1991
Plan : 1990 Stock Option Plan
Class: Common
                   Shares       Price        Dollar Amount        Fair Market Value   Dollar Amount @ FMV
               220,000.00       $0.125          $27,500.00                      N/A                   N/A

Vesting Based on:  1/48th per month from Vesting Commencement Date
Vesting Begins on: 09/30/1992

                   Period       Shares Vesting    Vesting in      Last Date
                   Full Vest    Over the Period   Period Occurs   to Exercise
                   ----------   ---------------   -------------   ------------

 Waiting Period    09/30/1992         55,000.00   End of Period   09/30/2001
 Period 1          09/30/1993         55,000.00   Monthly         09/30/2001
 Period 2          09/30/1994         55,000.00   Monthly         09/30/2001
*Period 3          09/30/1995         55,000.00   Monthly         09/30/2001

Vested to date: 220,000
* Fully Vested

----------------------------------------- Exercises ------------------------------------------------
NONE

------------------------------------------ Terminations ---------------------------------------------
NONE


--------------------------------- Totals for Grant Number 9 as of 10/31/1996 ------------------------
                           Shares                 Dollars                                     Dollars
Granted-------------------220,000        $      27,500.00   Exercise Compensation---------$       0.0
Exercised-----------------------0        $           0.00   Exercise Taxes----------------$       0.0
Expired (Vested)----------------0        $           0.00
Cancelled (Un-Vested)-----------0        $           0.00
---------------------------------------------------------
Outstanding---------------220,000        $      27,500.00
Outstanding Un-Vested-----------0        $           0.00
Outstanding Exercisable---220,000        $      27,500.00   Last Date to Exercise: 09/30/2001


                                  COCENSYS

                   OPTIONEE ACTIVITY FOR MR. DANIEL L. KORPOLINSKI

         ALL TYPES - ALL PLANS, ALL GRANTS, AS OF THURSDAY, OCTOBER 31, 1996

Mr. Daniel L. Korpolinski continued...

------------------------------------ Grant Number 24 -----------------------------------------------
Type : ISO
Date : 10/20/1992
Plan : 1990 Stock Option Plan
Class: Common
                   Shares       Price        Dollar Amount        Fair Market Value   Dollar Amount @ FMV
                80,000.00       $0.50           $40,000.00                      N/A                   N/A

Vesting Based on:  1/48th per month from Vesting Commencement Date
Vesting Begins on: 10/20/1992

                   Period       Shares Vesting    Vesting in      Last Date
                   Full Vest    Over the Period   Period Occurs   to Exercise
                   ----------   ---------------   -------------   ------------

 Waiting Period    NONE
 Period 1          10/20/1993         20,000.00   Monthly         10/19/2002
 Period 2          10/20/1994         20,000.00   Monthly         10/19/2002
 Period 3          10/20/1995         20,000.00   Monthly         10/19/2002
*Period 4          10/20/1996         20,000.00   Monthly         10/19/2002

Vested to date: 80,000
* Fully Vested

----------------------------------------- Exercises ------------------------------------------------
NONE

----------------------------------------- Terminations ---------------------------------------------
NONE


--------------------------------- Totals for Grant Number 24 as of 10/31/1996 ------------------------
                           Shares                Dollars                                      Dollars
Granted--------------------80,000        $      40,000.00   Exercise Compensation---------$       0.0
Exercised-----------------------0        $           0.00   Exercise Taxes----------------$       0.0
Expired (Vested)----------------0        $           0.00
Cancelled (Un-Vested)-----------0        $           0.00
---------------------------------------------------------
Outstanding----------------80,000        $      40,000.00
Outstanding Un-Vested-----------0        $           0.00
Outstanding Exercisable----80,000        $      40,000.00   Last Date to Exercise: 10/19/2002


                                  COCENSYS

                   OPTIONEE ACTIVITY FOR MR. DANIEL L. KORPOLINSKI

         ALL TYPES - ALL PLANS, ALL GRANTS, AS OF THURSDAY, OCTOBER 31, 1996

Mr. Daniel L. Korpolinski continued...

------------------------------------ Grant Number 199 -----------------------------------------------
Type : Non Qual
Date : 06/15/1995
Plan : 1990 Stock Option Plan
Class: Common
                   Shares       Price        Dollar Amount        Fair Market Value   Dollar Amount @ FMV
                37,500.00       $3.875         $145,312.50              $4.625                $173,437.50

Vesting Based on:  25% 1year from vest date. 1/36 each month thereafter ("STD")
Vesting Begins on: 01/01/1995

                   Period       Shares Vesting    Vesting in      Last Date
                   Full Vest    Over the Period   Period Occurs   to Exercise
                   ----------   ---------------   -------------   ------------

 Waiting Period    01/01/1996              0.00   End of Period   06/14/2005
 Period 1          01/01/1996          9,375.00   End of Period   06/14/2005
*Period 2          01/01/1999         28,125.00   Monthly         06/14/2005

Vested to date: 16,406.25
* Next Vest: 781 Shares on 11/01/1996

----------------------------------------- Exercises ------------------------------------------------
NONE

----------------------------------------- Terminations ---------------------------------------------
NONE

--------------------------------- Totals for Grant Number 199 as of 10/31/1996------------------------
                           Shares                 Dollars                                     Dollars
Granted--------------------37,500        $     145,312.50   Exercise Compensation---------$       0.0
Exercised-----------------------0        $           0.00   Exercise Taxes----------------$       0.0
Expired (Vested)----------------0        $           0.00
Cancelled (Un-Vested)-----------0        $           0.00
---------------------------------------------------------
Outstanding----------------37,500        $     145,312.50
Outstanding Un-Vested------21,093.750    $      81,738.28
Outstanding Exercisable----16,406        $      63,573.25   Last Date to Exercise: 06/14/2005

------------------------------------ Grant Number 269 -----------------------------------------------
Type : ISO
Date : 12/12/1995
Plan : 1990 Stock Option Plan
Class: Common
                   Shares       Price        Dollar Amount        Fair Market Value   Dollar Amount @ FMV
                42,013.00       $7.00          $294,091.00              $7.00                 $294,091.00



                                                                          Page 4
                                  COCENSYS

                   OPTIONEE ACTIVITY FOR MR. DANIEL L. KORPOLINSKI

         ALL TYPES - ALL PLANS, ALL GRANTS, AS OF THURSDAY, OCTOBER 31, 1996

Grant Number 269 for Mr. Daniel L. Korpolinski continued...

Vesting Based on: 25% 1year from vest date. 1/36 each month thereafter ("STD") Vesting Begins on: 12/12/1995

                   Period       Shares Vesting    Vesting in      Last Date
                   Full Vest    Over the Period   Period Occurs   to Exercise
                   ----------   ---------------   -------------   ------------

 Waiting Period    NONE
*Period 1          12/12/1996         10,503.25   End of Period   12/11/2005
 Period 2          12/12/1999         31,509.75   Monthly         12/11/2005

Vested to date: 0
* Next Vest: 10.503 Shares on 12/12/1996

----------------------------------------- Exercises ------------------------------------------------
NONE

----------------------------------------- Terminations ---------------------------------------------
NONE


--------------------------------- Totals for Grant Number 269 as of 10/31/1996----------------------
                           Shares                 Dollars                                     Dollars
Granted--------------------42,013        $     294,091.00   Exercise Compensation---------$       0.0
Exercised-----------------------0        $           0.00   Exercise Taxes----------------$       0.0
Expired (Vested)----------------0        $           0.00
Cancelled (Un-Vested)-----------0        $           0.00
---------------------------------------------------------
Outstanding----------------42,013        $     294,091.00
Outstanding Un-Vested------42,013        $     294,091.00
Outstanding Exercisable---------0        $           0.00

------------------------------------ Grant Number 276 -----------------------------------------------
Type : Non Qual
Date : 12/12/1995
Plan : 1990 Stock Option Plan
Class: Common
                   Shares       Price        Dollar Amount        Fair Market Value   Dollar Amount @ FMV
               120,487.00       $7.00          $843,409.00              $7.00                 $843,409.00



                                                                          Page 5
                                 COCENSYS

                   OPTIONEE ACTIVITY FOR MR. DANIEL L. KORPOLINSKI

         ALL TYPES - ALL PLANS, ALL GRANTS, AS OF THURSDAY, OCTOBER 31, 1996

Grant Number 276 for Mr. Daniel L. Korpolinski continued...

Vesting Based on: 25% 1year from vest date. 1/36 each month thereafter ("STD") Vesting Begins on: 12/12/1995

                   Period       Shares Vesting    Vesting in      Last Date
                   Full Vest    Over the Period   Period Occurs   to Exercise
                   ----------   ---------------   -------------   ------------

 Waiting Period    NONE
*Period 1          12/12/1996         30,121.75   End of Period   12/11/2005
 Period 2          12/12/1999         90,366.25   Monthly         12/11/2005

Vested to date: 0
* Next Vest: 30.121 Shares on 12/12/1996


----------------------------------------- Exercises ------------------------------------------------
NONE

----------------------------------------- Terminations ---------------------------------------------
NONE


--------------------------------- Totals for Grant Number 276 as of 10/31/1996 ------------------------
                           Shares                 Dollars                                     Dollars
Granted-------------------120,487        $     843,409.00   Exercise Compensation---------$       0.0
Exercised-----------------------0        $           0.00   Exercise Taxes----------------$       0.0
Expired (Vested)----------------0        $           0.00
Cancelled (Un-Vested)-----------0        $           0.00
---------------------------------------------------------
Outstanding---------------120,487        $     843,409.00
Outstanding Un-Vested-----120,487        $     843,409.00
Outstanding Exercisable---------0        $           0.00


--------------------------------- Totals for Mr. Daniel L. Korpolinski as of 10/31/996 ------------------------
                           Shares                 Dollars                                     Dollars
Granted-------------------500,000        $   1,350,312.50   Exercise Compensation---------$       0.0
Exercised-----------------------0        $           0.00   Exercise Taxes----------------$       0.0
Expired (Vested)----------------0        $           0.00
Cancelled (Un-Vested)-----------0        $           0.00
---------------------------------------------------------
Outstanding---------------500,000        $   1,350,312.50
Outstanding Un-Vested-----183,593.750    $   1,219,238.28
Outstanding Exercisable---316,406        $     131,073.25


)) Prices and Shares restated to account for the following Split in Common:
    Date: 01/23/1993  Ratio: 2 for 1         Cumulative Ratio:      2.000000000

                                       EXHIBIT B

                    PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                                [Logo] CoCensys


                           PROPRIETARY INFORMATION AND
                              INVENTIONS AGREEMENT


     As an employee of CoCensys, Inc., its subsidiary or its affiliate (together, the "Company"), and as a condition of my employment by the Company and in consideration of my employment, or continued employment by the Company and the compensation now and hereafter paid to me, I agree to the following:

1. MAINTAINING CONFIDENTIAL INFORMATION.

     (a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation, without the written authorization of the Board of Directors of the Company, any trade secrets, confidential knowledge, data or other proprietary information of the Company. By way of illustration and not limitation, such proprietary information shall include tangible and intangible information relating to antibodies and other biological materials, cell lines, samples of assay components, media and/or cell lines and procedures and formulations for producing any such assay components, media and/or cell lines, formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company.

     (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of the Company any unpublished documents or any property belonging to my former or concurrent employers or companies unless consented to in writing by said employers or companies.

     (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. I agree that I owe the Company and such third parties, both during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except in a manner that is consistent with the Company's agreement with the third party) or use it for the benefit of anyone other than the Company or such third party (consistent with the Company's agreement with the third party).

2. ASSIGNMENT OF INVENTIONS AND ORIGINAL WORKS.

     (a) INVENTIONS AND ORIGINAL WORKS RETAINED BY ME. I have attached hereto as Exhibit A a complete list of all inventions, original works of authorship, developments, improvements, and trade secrets that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of an item on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such in Exhibit A but am to inform the Company that all items have not been listed for that reason. A space is provided on Exhibit A for such purpose. If no list is attached, I represent that there are no such items.

     (b) INVENTIONS AND ORIGINAL WORKS ASSIGNED TO THE COMPANY. I agree that I will make prompt written disclosure to the Company, will hold trust for the sole right and benefit of the Company, and hereby assign to the Company all my right, title and interest in and to any ideas, inventions, compositions of matter, original works of authorship, developments, improvements or trade secrets which I may solely or jointly conceive or reduce to practice, or cause to be conceived or reduced to practice, during the period of my employment with the Company. I recognize that this Agreement does not require assignment of any invention which qualifies fully for protection under
Section 2870 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:

       (1) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

         (i) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

        (ii) Result from any work performed by the employee for the employer.

       (2) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (1), the provision is against the public policy of this state and is unenforceable.

           I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

     (c) INVENTIONS AND ORIGINAL WORKS ASSIGNED TO THE UNITED STATES. I agree to assign to the United States government all my right, title and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever full title to same is required to be in the United States by a contract between the Company and the United States or any of its agencies.

     (d) OBTAINING LETTERS PATENT, COPYRIGHT REGISTRATIONS AND OTHER PROTECTIONS. I will assist the Company in every proper way to obtain and enforce United States and foreign proprietary rights relating to any and all inventions, original works or authorship, developments, improvements or trade secrets of the Company in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearing as a witness) the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such proprietary rights to the Company or its designee. My obligation to assist the Company with respect to proprietary rights in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims of any nature whatsoever which I now or may hereafter have for infringement of any proprietary rights assigned to the Company.

     (e) OBLIGATION TO KEEP THE COMPANY INFORMED. In addition to my obligations under paragraph 2(b) above, during the period of my employment and for one year after termination of my employment for any reason, I will promptly disclose to the Company fully and in writing all patent applications filed by me or on my behalf. At the time of each such disclosure, I will advise the Company in writing of any inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. I understand that the Company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any invention that does not qualify fully for protection under Section 2870. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all proprietary information developed by me and all inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.


3. NO CONFLICTING EMPLOYMENT; NO INDUCEMENT OF OTHER EMPLOYEES OR
   SOLICITATION OF CUSTOMERS.

     I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any other employment or business activity directly related to the business in which the Company is now involved or becomes involved, nor will I engage in any other activities which conflict with my obligations to the Company. For the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company I will not (i) induce any employee of the Company to leave the employ of the Company or (ii) solicit the business of any client or customer of the Company (other than on behalf of the Company).


4. NO CONFLICTING OBLIGATIONS.

     I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.


5. RETURN OF COMPANY DOCUMENTS.

     When I leave the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Company, its successors or assigns. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel.


6. NOTIFICATION OF NEW EMPLOYER.

     In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.


7. LEGAL AND EQUITABLE REMEDIES.

     Because my services are personal and unique and because I may have access to and become acquainted with the proprietary information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. GENERAL PROVISIONS.

     (a) NOT AN EMPLOYMENT CONTRACT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

     (b) GOVERNING LAW: CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

     (c) ENTIRE AGREEMENT. This Agreement sets forth the final, complete and exclusive agreement and understanding between the Company and me relating to the subject matter hereof and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by both the Company and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

     (d) SEVERABILITY. If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

     (e) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

     (f) SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     (g) WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any proceeding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.


     This Agreement shall be effective as of the first day of my employment with the Company, namely: _________________________, 19___.

       I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.


Dated:                      , 19  .         -------------------------------
      ----------------------    --                      Signature

                                            -------------------------------
                                                       Name of Employee

                                            -------------------------------
                                                       Address

                                            -------------------------------

ACCEPTED AND AGREED TO:

COCENSYS,INC.


By:
   -------------------------------
        Authorized Signatory

                                  EXHIBIT A


COCENSYS,INC.

-----------------------------
-----------------------------


Gentlemen:

     1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by CoCensys, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

     / /  No inventions or improvements

     / /  See below


       --------------------------------------------------------------------

     / / Due to confidentiality agreements with a prior employer, I cannot disclose certain inventions that would otherwise be included on the above-described list

     / /  Additional sheets attached

     2. I propose to bring to my employment the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):

     / /  No inventions or improvements

     / /  See below

       -------------------------------------------------------------------

     / /  Additional sheets attached


Date:                       , 19                    Very truly yours,
     -----------------------    ---

                                                    -------------------------
                                                            Employee

                                       EXHIBIT C

                               NONDISPARAGEMENT COVENANT

                        NONDISPARAGEMENT COVENANT

The undersigned hereby agree that neither will at any time disparage the other in any manner likely to be harmful to the other, their business reputation, or the personal or business reputation of the other's directors, shareholders, agents and employees. The Company shall limit its response to requests for information regarding Mr. Korpolinski to the official statement (see Exhibit C to the Separation and Consulting Agreement). Individual directors shall make no comment beyond the contents of the official statement in response to requests for information regarding Mr. Korpolinski. The undersigned acknowledge and understand that all requests for employment references for Mr. Korpolinksi shall be referred to the individuals designated in paragraph 12 of the Separation and Consulting Agreement to respond to such inquiries. The undersigned acknowledge that each party shall respond accurately and fully to any questions, inquiry, or request for information made in connection with the separation agreement entered into by and between Daniel L. Korpolinski and CoCensys, Inc. when required by legal process or when necessary to fulfill standard or legally required corporate reporting or disclosure requirements.



----------------------------------        ------------------------------------

                                          Daniel L. Korpolinski


-------------------                       November 1, 1996
Date

                                        EXHIBIT D

                                    OFFICIAL STATEMENT

[Logo] COCENSYS [Letterhead]




CONTACT:  Peter E. Jansen                              Christi Foster
          Vice President, Chief Financial Officer      Communications Director
                                                       (714) 753-6112
          Eckard Weber, MD
          Executive Vice President Research & Development
          (714) 753-6100

          David A.H. Lee, MD, PhD
          Executive Vice President Research & Development
          (714) 753-6100

FOR IMMEDIATE RELEASE


        COCENSYS CEO KORPOLINSKI LEAVES TO LEAD SPIN-OFF VENTURE

IRVINE, California/PR Newswire/Oct. 30, 1996 - CoCensys, Inc. (Nasdaq: COCN) announced today that it is participating in a new disease management venture. To lead this venture, Daniel L. Korpolinski has stepped down as Chief Executive Officer and a Board member of CoCensys, effective immediately.

Regarding the new venture, Lowell Sears, Chairman of the Board of CoCensys, remarked, "Disease management represents a significant future business opportunity in which the company has developed an asset base. Although not core to the company's current efforts, it warrants pursuing. Dan has been a champion and visionary for this concept and will now lead it as a dedicated effort. He has made numerous contributions to the company over the past five years and will be missed, but we look forward to the success of this venture."

"As health care in the United States changes, and as our population continues to age, third-party payors are going to require greater efficiencies and accountabilities, " Korpolinski said, "Our objective with this new venture is to pull together the key players. By making existing technologies available to patients, physicians, administrators and payors, we believe we can streamline processes and improve care. But we need to act soon, and I'm excited to have the opportunity to create this type of comprehensive disease management company."

Pending the appointment of a new chief executive officer for CoCensys, the company has formed an Office of the President that will report to the Board of Directors and will be responsible for the day-to-day operations of the company. The members of the Office of the President are David A. H. Lee, M.D., Ph.D., Executive Vice President of Research & Development; Eckard Weber, M.D., Senior Vice President of Drug Discovery; and Peter E. Jansen, Vice President and Chief Financial Officer. Sears expressed confidence in the Office of the President, remarking that "Under David's, Eckard's and Peter's combined leadership, the company is well positioned to pursue vigorously its pipeline of breakthrough therapeutic products for central nervous system disorders."

                                   -- More --

In addition, the company announced the promotion of Rick Henson, Vice President of Sales and Marketing, to President of CoCensys' newly formed Sales and Marketing Division. Regarding Henson's appointment, Sears said, "Rick has built a high caliber organization targeting the company's CNS markets with co-promoted pharmaceutical products, and we look forward to his team's continued contribution to CoCensys as he assumes this new position."

CoCensys is a biopharmaceutical company that discovers, develops and markets products to treat neurological and psychiatric disorders. The company's product development programs focus on two novel, proprietary classes of compounds: Epslons, to treat epilepsy, anxiety and sleep disorders; and excitatory amino acid (EAA) receptor antagonists to treat stroke, traumatic brain injury, epilepsy and Parkinson's disease. Through its co-promotion alliances with Parke-Davis, Somerset Pharmaceuticals and Ciba-Geigy, CoCensys also markets several CNS products to neurologists and psychiatrists, including Cognex-registration mark- for the treatment of Alzheimer's disease, Eldepryl-registration mark- for Parkinson's disease, Anafranil-registration mark- for obsessive compulsive disorder, and Tofranil-registration mark- and Tofranil-PM-registration mark- for depression.

                                      ###

October 30, 1996


Board of Directors of CoCensys, Inc.:

I hereby resign my position as President, Chief Executive Officer and as a member of the Board of Directors of CoCensys, Inc., effective October 30, 1996.



Sincerely,

/s/ Daniel L. Korpolinski

Daniel L. Korpolinski